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Exhibit 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement of Univision Communications Inc. on Form S-4 (No. 333-99037) of our report on the consolidated financial statements of Entravision Communications Corporation, dated February 8, 2002, appearing in the Annual Report on Form 10-K of Univision Communications Inc. for the year ended December 31, 2001. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ MCGLADREY & PULLEN, LLP
Pasadena, California January 21, 2003

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Exhibit 23.3
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS